September __, 2009

ValiRx Plc
24 Greville Street
London, ECIN 8SS
United Kingdom
Attn: James N. Thorniley, Chairman

Re:           Amendment No. 2 to Sale of Shares Agreement

Dear Mr. Thorniley,

The undersigned, Biofield Corp., a Delaware corporation (“Biofield” or the “Company”), hereby agrees with you (collectively, the “Parties”), as follows:

WHEREAS, the Parties entered into a Sale of Shares Agreement (the “Agreement”) for the sale and purchase of 623 shares (the “Shares”) of Valibio SA (“Valibio”) on December 11, 2008;

WHEREAS, certain payments were to be made by Biofield prior to the Completion Date (as defined in the Agreement) in connection with the purchase of the Shares which, to date, have not been made;

WHEREAS, On May 13, 2009, the Parties entered into a letter agreement amending the Agreement (the “Amendment”) whereby Biofield agreed to make payments towards the 660,000 Euro purchase price (the “Purchase Price”) prior to certain dates which, to date, have not been made, and

WHEREAS, the Parties hereby wish to further amend the Agreement;

NOW THEREFORE IT IS AGREED:

1.	The payment date of the Purchase Price is hereby extended until December 31, 2009 (the “Termination Date”), or sooner as the parties may mutually agree in writing;

2.
As consideration for extending the payment date of the Purchase Price until December 31, 2009, or sooner as specified above, Mr. James MacKay shall, upon the execution of this Amendment No. 2 to the Agreement, transfer 1,500,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”), of Biofield Corp. to ValiRx, provided Mr. MacKay retains voting control of the Preferred Shares per the Voting Agreement executed as of the day hereof. It is the specific intent of the parties hereto that the Preferred Shares are to be held by ValiRx from the execution of this Amendment #2 through the amended Termination Date as security for the payment of the Purchase Price, in cash, by the Company, thereafter if the Company has not paid the Purchase Price in full, then ValiRx shall be able to avail itself of the provisions of Section 5 below so that ValiRx may convert and attempt to sell such common shares in accordance with Section 5;

175 Strafford Avenue – Suite One - Wayne, PA  19087 -  Ph. 215.972.1717 - Fax. 610.687.7737

3.
As disclosed in the Company’s Form 8-K filed January 23, 2008 with the Securities and Exchange Commission, ValiRx is aware that each share of the Preferred Shares entitles the holder thereto to two votes and the Board of Biofield has irrevocably resolved pursuant to Section 2.2 of the Certificate of Designation of Voting Preferred Stock, if the Purchase Price is not fully satisfied as of the amended Termination Date specified herein, to convert the Preferred Shares into shares of common stock. (see attached Board Resolution dated x/x/x and incorporated herein);

4.	Subject to Section 5, the Preferred Shares shall be returned to Mr. MacKay upon the payment of the Purchase Price by Biofield to ValiRx;

5.
In the event the Purchase Price is not satisfied prior to the Termination Date, ValiRx may elect to either (i) convert the Preferred Shares into common stock and to apply the proceeds of any and all eventual sales in payment and satisfaction of the Purchase Price, or (ii) collect on the Purchase Price in full. If ValiRx chooses (i) above, it agrees that any such sales of shares shall not exceed twenty percent (20%) of the total volume of the five (5) preceding trading days, on a weekly basis, and such sales shall be in an orderly manner so as not to depress the market price of the Company’s stock; and, further, if such converted shares are not enough to cover the unpaid balance of the Purchase price, additional shares shall be delivered to ValiRx to meet the obligation in full. Any shares remaining after the purchase Price has been paid, shall be returned.

6.
In the event Biofield raises funds in one or more private placements prior to December 31, 2009, Biofield shall satisfy the Purchase Price out of the use of proceeds of such raise by applying 10% of the proceeds below $500,000, plus 15% of the proceeds above $500,000 up to the Purchase Price.

[signature page follows]

175 Strafford Avenue – Suite One - Wayne, PA  19087 -  Ph. 215.972.1717 - Fax. 610.687.7737

[signature page follows]

175 Strafford Avenue – Suite One - Wayne, PA  19087 -  Ph. 215.972.1717 - Fax. 610.687.7737

[signature to letter agreement between Biofield and ValiRx 09/__/09)

BIOFIELD CORP.

By:

____________________________________
David Bruce Hong, Chief Executive Officer

VALIRX PLC

By:

____________________________________
James N. Thorniley, Chairman

JAMES R. MACKAY

____________________________________
Individually

175 Strafford Avenue – Suite One - Wayne, PA  19087 -  Ph. 215.972.1717 - Fax. 610.687.7737